                                                                    EXHIBIT 10.9

CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

THIS CONTRACT IS ENTERED INTO BY AND BETWEEN:

     BRIDGETECH HOLDING INTERNATIONAL INC., "HEALTH CARE PILOT" ("DISTRIBUTOR") a corporation having its principal place of 402 West Broadway 26th Floor San Diego, CA 92101.

     AND

     SOVEREIGN TRACKING SYSTEMS, L.L.C. ("STS"), a limited liability company, or its assignee, with its main place of business at, 1108 INDUSTRIAL PARKWAY, BRICK, NEW JERSEY 08724

     Jointly referred to hereafter as the parties.

PREAMBLE

     Distributor is in Healthcare technology Marketing and integration business. STS is in the business of offering an asset tracking system that works on radio frequency under the trade name "PalTrack". PalTrack and related products designated by STS as available for sale by Distributor are referred to as the "Products". Distributor wishes to purchase from STS PalTrack units and to market such units ".

     Distributor has technical expertise in marketing and RFID technology and provides its customers with before and after sales support, know how, specific marketing and packaging solutions. Distributor is a Value Added Reseller, meaning a party with technical expertise, training experience and market relationships that offer it the ability to properly (as determined by STS) represent and market products.

     The parties have decided to work together to develop market opportunities based on the Distributor and STS's expertise, in order for the Distributor to sell. Specifically, the parties contemplate Distributor's resale and distribution of PalTrack as a stand-alone system.

The development, sale or adaptation of Products into other technologies of Distributor shall be subject to separate agreement between STS and Distributor. STS shall have sole discretion in approving any suggested application of Distributor.

     This contract takes into consideration the above with the purpose of facilitating relationship between the Distributor and STS.

     ARTICLE 1 - SCOPE OF CONTRACT

     Subject to the terms and limitations of this Contract, STS grants the Distributor, and Distributor accepts the non-exclusive right to sell STS's Products. The Distributor has the right to sell the Products according to the terms and conditions agreed upon between the parties and stated in the following Articles 2 to 13.

     ARTICLE 2 - TERM

     This contract will come into force on latest of the dates of signature by either party and will expire on February 3, 2007 providing all distributor fees have been paid to STS for initial and during anniversary date of each subsequent follow on years. See Attachment "A" for Fee schedule.. It will be renewed automatically as provided for in Attachment "B,2".

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CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

     ARTICLE 3 - LEGAL POSITION OF THE DISTRIBUTOR

     The Distributor will sell, in its own name and on its own behalf, the Products, which it purchases from STS. Upon completion of Distributor's training pursuant to Article 4.2 and upon STS's determination that Distributor has demonstrated expertise sufficient to properly market and or install the Products, the Distributor shall be authorized to perform marketing and or installation of the Products. As a material inducement to STS's granting the right to Distributor to perform marketing and or installation, Distributor shall indemnify and hold STS harmless from any errors, omissions, neglect or consequences resulting from Distributor's installations, and shall purchase and maintain for its benefit and the benefit of STS, its principals, agents and employees, who shall each be named parties insured, general and product liability and malpractice insurance reasonably satisfactory to STS. Distributor shall provide STS with evidence that insurance is at all times in place as noted above, delivering any time upon STS 's request and at least annually, not more that thirty (30) days prior to expiration of policies, certificates of insurance showing the same to be in place for the following year. Policies shall be with national reputable insurance companies licensed to do business in all states where installation is to take place, such companies having a Best Rating of at least A, XIV. Policies shall not be cancelable except upon thirty -(30) days written notice to STS. Distributor may not perform installations when insurance as required hereunder, is not in place to STS's satisfaction.

Distributor's installations shall be in accordance with guidelines and procedures established by STS. STS shall sell Products to Distributor at its then-published wholesale price list, as modified from time to time but not more than annually, and on terms set forth in Article 7 below. STS responsibilities are restricted to those defined in this contract.

After acceptance of the present contract by both parties, the Distributor is authorized to publicly define its activity with the following statements:
"AUTHORIZED SELLER AND DISTRIBUTOR OF PALTRACK". Upon satisfactory completion of training and delivery of evidence that insurance requirements of STS are met, Distributor may also represent it as an "authorized installer of PalTrack".

ARTICLE 4 - RIGHTS AND OBLIGATIONS OF STS

4.1  SALES

Subject to compliance by Distributor with the terms and conditions of this Agreement and payment of invoices issued by STS for Products, STS undertakes to honor orders received and to comply with the delivery periods mutually agreed upon, subject to Excused Delay.

When giving quotations, the delivery periods, which vary according to the type of Product and any customization which may be attached thereto are provided only as an indication by STS of the expected time frame and are subject to confirmation on a case-by-case basis.

     STS reserves the right to cease or restrict the production and delivery of any Product and to redesign or modify any Product without incurring obligations towards the Distributor other than those of meeting purchase orders already received, provided that: (a) the Distributor will be notified in writing of a Product withdrawal at least three (3) month's in advance, and (b) at the end of this three (3) month's period, the Distributor will be able to send to STS a " Last Buy Order ". Notwithstanding the foregoing, STS can immediately withdraw a Product in case of an error, a change required or recommended under applicable law, court order or by STS's attorneys. In such case, any orders outstanding shall be deemed cancelled or, at the option of Distributor, modified to be for the new or alternative product recommended by STS then available at a price and upon terms then in effect for the new or alternative product.

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                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

4.2  TRAINING

     The signature of this Agreement by the Distributor entitles the Distributor to technical and commercial training sessions for people representing both the commercial staff and the technical staff of the Distributor. Such training sessions shall take place at STS's premises. Any additional training shall be available at mutually agreeable dates and times.

     The date of the initial training sessions will be fixed by mutual consent. The training will be organized by STS and at STS's facility. Should the Distributor wish the initial training sessions be presented on its site, or should the number of persons the Distributor seeks trained be greater than seven
(7), STS may require additional compensation for training, the terms and conditions of such training to be furnished by STS in advance for the Distributor's approval and will include acceptable locations, travel and lodging expense reimbursement.

     The parties acknowledge that the Distributor's understanding of the Product, its functions and applications is a material inducement to STS's continuing into this Agreement and that it is important that the Distributor remain current in its knowledge. Accordingly, after initial training, STS may propose future training to the Distributor, on reasonable terms and conditions to be agreed upon at such time. STS may condition the continuance of the Distribution Agreement upon the Distributor's undertaking such additional training.

4.3  TECHNICAL SUPPORT

     STS may condition further Product sales to Distributor if it determines technical support provided by Distributor for the installation and sale of the Products to its customers is not sufficient.

     STS agrees to assist Distributor by providing a technical hotline service during regular business hours.

     STS may elect to provide such additional necessary technical support not provided by Distributor to Distributor and in such case, STS will quote the price for such technical support according to the needs of the Distributor.

     STS undertakes to keep the Distributor informed of the launching of new types of Products for which it wishes to entrust sales to the Distributor so that Distributor can prepare for their installation and sale.

4.4  MARKETING SUPPORT

     The signature of this Contract by the Distributor entitles the Distributor to a Welcome Kit consisting of existing marketing materials respecting the Products. The Welcome Kit will be delivered in the form of a CD. Any updated promotional materials will be made available to Distributor at STS's cost in the form of a CD. Distributor shall be responsible for production of such marketing materials provided by STS on CD. Any desired change to marketing materials shall be subject to STS approval, not to be unreasonably withheld. STS retains sole copyright in the Welcome Kit and all other marketing materials produced by STS.

ARTICLE 5 - RIGHTS AND OBLIGATIONS OF THE DISTRIBUTOR

5.1 THE DISTRIBUTOR UNDERTAKES TO:

     - Use STS as the sole source of supply for Products. Distributor shall not manufacture, distribute nor offer for sale, installation or integration for its own account or that of others, any product which is competitive with the Products

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CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

without the written consent of STS, which may be withheld, conditioned or delayed in STS's sole discretion. Violation of this covenant shall constitute, at STS's sole election, an incurable breach allowing, in addition to other remedies, immediate termination of Distributor's rights to buy and resell or install Products.

5.2  TRADEMARKS AND LOGO/INDUSTRIAL PROPERTY

     The Distributor is only entitled to use the specific STS logo for the sale of Products supplied to the Distributor by STS. This specific logo will be provided by STS in PC format to which the Distributor shall not make any modification.

     The Distributor shall not make any reference to, STS, STS's business, its Products and the relationship between Distributor and STS except through labeling programs agreed to by the parties and press releases approved by both STS and Distributor, each party agreeing not to unreasonably withhold such consent. Notwithstanding the foregoing, STS may inform the public of the identities of its distributors.

5.3  STOCKS OF PRODUCTS AND DEVELOPMENT SYSTEM SAMPLES

     In consultation with STS, and with due consideration given to existing and future estimates of Product orders from Distributor's customers, Distributor agrees to maintain a sufficient stock of the Products, in order to be able to rapidly supply its customers. Sovereign transmitters, transceivers and SAM units require minimum purchases as provided for in Attachment "B,7".

To adequately present the STS product to the customer, the distributor must purchase at least one STS SAM Demo case. The distributor price for the initial SAM demo case is $950.00 USD; any additional SAM Demo case purchased by the distributor will be discounted to $750.00 USD.

5.4  QUALIFICATION OF PERSONNEL

     The Distributor undertakes to assign qualified personnel to the sale, service and installation of the Products. Any new member joining the Distributor and assigned to the installation of STS's Products shall be trained by the people who have been trained according to the terms and conditions set forth in article 4.2 above.

5.5  PROMOTION

     In communication with third parties, the Distributor shall specify that it is one of STS's distributors. Distributor shall promote the Products and STS, through its sales force, through exhibitions, web sites, showrooms, press releases, and brochures, all of which shall be subject to review and approval of STS, such approval not to be unreasonably withheld.

ARTICLE 6 - CONFIDENTIALITY

In providing its services, each Party will have access to commercial, financial, technical or strategic information, hereinafter referred to as "Confidential Information" which shall be treated as confidential.

Each Party gives formal assurance to the other that such Confidential Information will be safeguarded and will, under no

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CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

circumstances, be disclosed to another party without previous approval of the disclosing Party in writing.

Even after the expiry of this contract, both parties undertake to treat as strictly confidential any and all Confidential Information received from either party.

ARTICLE 7 - PRICE AND PAYMENT CONDITIONS

     The Products will be sold by STS to the Distributor according to its then-current wholesale price list. STS may impose certain minimum purchase requirements as provided for in Attachment "B,7".

     STS will invoice the Distributor in US$. Payment arrangements shall as provided for in Attachment "B,7", FOB, STS offices (unless otherwise arranged); for foreign (Non-US) purchase orders, 100% of purchase order must be wired transferred at time of purchase order placement. Payment not made when due shall be subject to interest at eighteen percent (18%) per annum. STS may withhold pending orders and/or refuse new orders until past due payments are made and satisfactory evidence of payment for future orders is provided to STS.

ARTICLE 8 - WARRANTY

SUBJECT TO LIMITATIONS AND CONDITIONS HEREIN PROVIDED, STS warrants to the Distributor that all PalTrack units sold to Distributor hereunder will be free from defects in material and workmanship, will conform to all specifications for the units, and will be fit for the purpose for which they were designed.

     STS further warrants that its Products shall comply with their functional specifications. STS's warranty is strictly limited to the replacement or repair of the Products (at STS's election) considered as defective by STS.

     STS's warranty is a one year parts valid from the date of signature of the acceptance certificate for hardware Products requiring installation or from the date on which the hardware Products are supplied to the Distributor for those hardware Products which do not require installation, excluding travel and accommodation expenses in the case of on-site attendance; the Distributor bearing the cost of transportation of the defective hardware Products in the case of a workshop return. In this latter case, the defective Products shall be returned to STS in good condition.

The above warranty does not cover:

-    Engineering samples.

- Products which have been damaged by the Distributor or any third-party or which have been stored under conditions which do not comply with STS specifications or normal usage.

-    Products not integrated (where authorized) or installed properly.

- Products submitted to abnormal conditions (mechanical, electrical, thermal); abnormal conditions being defined as any conditions exceeding the ones stated in the product specifications ones stated in the Product specifications.

- Products which are incorrectly adjusted or defective when this results from use in excessive operating conditions (sundry temperatures, voltage and supply limits) as defined by STS, or from an incorrect choice of application (where authorized) by the Distributor or its customers.

- Products that are sold to distributor as a Sovereign module and incorporated in a further end-item either hardware or software.

     Defective Products must be sent back to STS following STS's return procedures.

     Distributor shall notify STS of the defects within 15 working days after the defects are discovered.

     THE REMEDY PROVIDED ABOVE IS IN LIEU AND TO THE EXCLUSION OF ALL OTHER REMEDIES, OBLIGATIONS OR LIABILITIES ON THE PART OF STS FOR DAMAGES, WHETHER IN

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CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

CONTRACT, TORT OR OTHERWISE, AND INCLUDING BUT NOT LIMITED TO, DAMAGES FOR ANY DEFECTS IN THE PRODUCTS OR FOR ANY INJURY, DAMAGE, OR LOSS RESULTING FROM SUCH DEFECTS OR FROM ANY WORK DONE IN CONNECTION THEREWITH OR FOR CONSEQUENTIAL LOSS, WHETHER BASED UPON LOSS OF ASSETS, THEFT, LOST GOODWILL, LOST RESALE PROFITS, IMPAIRMENT OF OTHER GOODS OR ARISING FROM CLAIMS BY THIRD PARTIES OR OTHERWISE. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT THE PRODUCTS AND PALTRACK SYSTEM DO NOT CONSTITUTE SECURITY PRODUCTS/SYSTEMS AND ARE NOT DESIGNED TO PREVENT THEFT, DAMAGE OR VANDALISM TO PERSONS OR PROPERTY. THE PALTRACK SYSTEM IS DESIGNED TO GENERALLY TRACK MOVEMENT OF ITEMS WITHIN A SPECIFIED AREA, NOTHING MORE, AND THIS WILL NOT OCCUR UNLESS INSTALLED PROPERLY IN STRICT ACCORDANCE WITH ALL SPECIFICATIONS OF STS. THIS MAY ALSO NOT OCCUR WHERE THERE EXISTS INTERFERENCE OR DISRUPTING FACTORS AFFECTING RADIO WAVES. WHILE THE PALTRACK SYSTEM AND PRODUCTS MAY AID IN SECURITY, THEY DO NOT CONSTITUTE A SECURITY SYSTEM AND STS MAKES NO REPRESENTATION OR WARRANTY AS TO THE PALTRACK OR PRODUCTS FUNCTIONALITY OR EFFECTIVENESS AS A SECURITY SYSTEM. DISTRIBUTOR AGREES TO NOTIFY CUSTOMERS OF THE PROVISIONS OF THIS SECTION, AND THE LIMITATION OF WARRANTIES AND LIABILITY, HEREIN STATED, AND CUSTOMERS ACKNOWLEDGMENT AND ACCEPTANCE OF THIS ARTICLE 8 AND AGREEMENT TO LOOK SOLELY TO DISTRIBUTOR FOR ANY CLAIMS SHALL BE A MANDATORY CONDITION OF SALE.

     STS DISCLAIMS ANY EXPRESS WARRANTY NOT PROVIDED HEREIN AND ANY IMPLIED WARRANTY, GUARANTY OR REPRESENTATION AS TO PERFORMANCE, QUALITY AND ABSENCE OF HIDDEN DEFECTS, AND ANY REMEDY FOR BREACH OF CONTRACT, WHICH BUT FOR THIS PROVISION, MIGHT ARISE BY IMPLICATION, OPERATION OF LAW, CUSTOM OF TRADE OR COURSE OF DEALING, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     NO COMPENSATION SHALL BE PAID BY STS IN RESPECT OF DEPRIVATION OF ENJOYMENT. STS'S ENTIRE LIABILITY, IF INCURRED, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE AMOUNT OF THE DEFECTIVE PRODUCT ORDER.

ARTICLE 9 - INTELLECTUAL PROPERTY RIGHTS

     STS and/or its licensors, as applicable, shall retain title and full ownership of its Products and technology, and more generally of any industrial and/or intellectual property rights pertaining to its Products and technology, including any integration, application, alteration or modification of or utilization of the Products, regardless of the party performing same, and regardless whether such was done with STS's consent or performed without STS's consent in violation of this Agreement.

     Nothing in this Contract shall be construed as granting to the Distributor or implying any rights, by license, grant or otherwise, under any intellectual and/or industrial property rights of or concerning any of the Products or any integration, application, modification of or utilizing the Products, regardless of the party performing same, or information transmitted by STS. No source code will be transmitted to the Distributor. The Distributor shall not make any copies, reverse engineer, disassemble, or decompile any Product, any software contained in or used with any Product or purchased from STS as a stand alone Product. Distributor agrees, without charge to STS but at STS's expense, to execute and deliver all documents necessary, including original applications and applications for renewal, extension or re-issue of such patents, trademark registrations or copyright registrations in any and all countries to vest title in STS or its licensors (as applicable and as their interests may appear), their successor and assigns.

The Distributor shall not modify any hardware or software provided by STS without STS prior written consent. Software incorporated into the Product is licensed to end users pursuant to separate agreement

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CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

ARTICLE 10 - TRANSFER

Distributor agrees not to assign, sublicense, transfer or sell any rights and/or obligations, skills and duties arising from this contract to third parties without prior mutual consent in writing. Such consent shall not be unreasonably withheld. Notwithstanding the foregoing, the sale of stock or substantially all of a Distributors' assets or a merger or corporate reorganization, assignment by operation of law or assignment or transfer of this Agreement to entities under common ownership or control ("affiliates") shall not be an assignment requiring the other parties' consent.

Furthermore, Distributor hereby agrees to inform STS without delay and in writing of any change in the management or control of their Company.

This Agreement is personal to both parties and entered into based on the experience, market presence knowledge and representations made by each party. For this reason, Distributor acknowledges that STS may grant or withhold consent to a transfer in its sole business judgment.

ARTICLE 11 - TERMINATION IN ADVANCE

Notwithstanding the provisions of Article 2 above, STS reserves the right to terminate this Contract immediately without the issue of prior notice in the following cases:

     - any total or partial transfer by the Distributor of its rights under this contract without STS's prior consent in writing,

     - and, any change in the control of the Distributor which STS considers to be against its interests.

     -    any sale of products compatible with the Products or PalTrack.

     -    any violation of the provisions of Article 9 of this Agreement.

     Each of the Parties also reserves the right to terminate this Contract in advance and without compensation with notice by registered letter or national overnight delivery with acknowledgment or refusal of receipt in the case where the other Party has failed to comply with its non-monetary contractual obligations and has failed to remedy such breach within a period of thirty (30) STS shall be entitled to recover its cost of enforcing its rights under this Agreement (including reasonable legal fees).

     Each of the Parties reserves the right to terminate this Contract immediately without the issue of prior notice in the case of any state of insolvency, receivership or compulsory liquidation of the other Party.

ARTICLE 12 - RULES APPLYING DURING THE EXPIRY OF TERMINATION OF THE CONTRACT

     Except as otherwise agreed in writing by, STS, the Distributor must:

- immediately cease using STS's name, address and logo in any form whatsoever.

- return to STS, within 30 days of the end of this contract, all promotional and advertising documents and materials which may have been available for its execution.

All sums due by the Distributor to STS will be payable within thirty days from the date of expiry or termination of this Contract.

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CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

     This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the applicable laws of the United States and the State of New Jersey, notwithstanding its choice of law rules. The parties stipulate to the personal and subject matter jurisdiction of the courts of the State of New Jersey, provided the parties further agree in any litigation between them, to proceed with non-binding mediation or arbitration prior to fully litigating its respective claims.

ARTICLE 13 - MISCELLANEOUS

     All notices, requests, demands, and other communications shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile transmission or overnight courier, or if mailed, by certified or registered mail, postage paid, to the parties at the following address:

IF TO STS:

William A. Robinson, President
Sovereign Tracking Systems LLC
1108 Industrial Parkway
Brick, New Jersey 08724

With a copy (which shall not constitute notice) to:
Steven M. Abramson, Esquire
Silver, Freedman & Taff, L.L.P.
1700 Wisconsin Avenue, NW
Washington, D.C. 20007

IF TO DISTRIBUTOR
Name: Michael Chermak, President and CEO
402 West Broadway 26th Floor
San Diego, CA 92101.

SOVEREIGN TRACKING SYSTEMS, L.L.C., A LIMITED LIABILITY COMPANY


By: /s/ William A. Robinson
    ---------------------------------
    William A. Robinson, as AGENT ONLY
    Date: 2/8/06

DISTRIBUTOR:


By: /s/ Michael Chermak
    ---------------------------------
    Michael Chermak
    President and CEO
    Date 2/8/06

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CONFIDENTIAL

                            NON EXCLUSIVE DISTRIBUTOR
                                    CONTRACT

                                 ATTACHMENT - A
                            NON-EXCLUSIVE DISTRIBUTOR
                                       FEE
                                    SCHEDULE

                           Non-Exclusive Fee Schedule

Annual Distributor STS Purchases    Standard Annual Fee
--------------------------------    -------------------
$4,000,000                                     --
$2,000,000                                     --
$1,000,000                                     --
$  500,000                                     --
$  250,000                                     --
$  100,000                                 $5,000
$   50,000                                 $5,000
Initial Non-Exclusive Distributor          $5,000

                         ALL DOLLARS ARE IN US CURRENCY.

  INITIAL NON-EXCLUSIVE DISTRIBUTOR FEE PAYMENT IS DUE ON DISTRIBUTOR CONTRACT
                                    EXECUTION

                 FEE PAYMENT IS DUE ON CONTRACT ANNIVERSARY DATE
                        ON ALL SUBSEQUENT CONTRACT YEARS

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                                    CONTRACT

                                 ATTACHMENT - B

                                   TERM SHEET
                                      Final

          In follow-up to our telephone conversation of this morning, please find below a term sheet outlining terms and conditions that STS would consider in settlement of claims:

     1. The exclusive distributor agreement dated July 22, 2005 ("Exclusive Distributor Agreement") is acknowledged as terminated, subject to STS's rights to enforce rights and remedies for default arising under said agreement, as modified by the terms contained below.

     2. Bridgetech will be allowed to continue as a non-exclusive distributor for a term of one year, which will renew automatically on a year-to-year basis unless either party notifies the other 90 days in advance of the expiration date of its determination not to renew. Bridgetech will execute and deliver a new non-exclusive distribution agreement in form and content similar to that of the Exclusive Distributor Agreement, except minimum dollar purchase requirements (however, minimum unit requirements for orders will remain), exclusive rights and certain minimum guaranteed payments will be eliminated. A copy of the form non-exclusive distributor agreement is attached, which agreement will be deemed amended by the terms of this proposal. In case of any conflict between the terms of this proposal and the non-exclusive distributor agreement, the terms of this proposal shall control.

     3. At any time either party would have right to terminate the non-exclusive distribution agreement by giving 90 days prior written notice. However, even if such notice is given, STS would allow Bridgetech to service any customers placing orders for products for delivery during the 90 day period and would afford Bridgetech the option of continuing to sell products and provide support to its existing customers that have bought product for so long as such customers have and operate the system sold to them during the term (as opposed to any new systems or products for which no rights shall be reserved to Bridgetech). In lieu thereof, Bridgetech may request that STS or any other distributor designated by STS, assume these support obligations on a going forward basis.

     4. No rights of exclusivity will be agreed to at this time. The volume of product sales by Bridgetech and its ability to serve its customers as measured over time will determine if and when STS, in its sole business judgment, will enter into further discussions regarding exclusive rights. However, once Bridgetech secures a contract with a customer for Products, STS will notify other distributors that orders for Products from such customers are to be served by Bridgetech. Bridgetech will honor similar rights of other STS distributors and agree not to serve accounts of other STS distributors unless otherwise agreed in advance by STS and the other distributor. Bridgetech agrees to notify STS of any contracts with Customers so as to allow STS to notify its other Distributors of the relationship. Bridgetech also recognizes that STS may reserve certain accounts from time to time and agrees not to solicit such accounts, absent the prior written consent of STS. Bridgetech's exclusive rights with respect to its customers shall expire with the expiration or sooner termination of the non-exclusive distribution agreement, subject to the rights afforded Bridgetech to continue to support and supply systems sold during the term to Bridgetech's customers in accordance with paragraph 3 above.

     5. All future purchase orders shall be paid in full at the time the order is placed with STS. Alternatively, Bridgetech may deliver along with the order, a 50% cash deposit and an irrevocable letter of credit for the balance from a financial institution acceptable to STS that may be drawn upon at the time the Products under the order are shipped. In no event shall STS be required to ship less than the minimum number of units per order. Partial payments shall be accrued and credited against orders shipped once payment for the

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                                    CONTRACT

          full order is received or the balance of the order is less than the letter of credit held by STS. The minimum number of units per order is currently as follows: 3,000 units for transmitters, 250 units for transceivers, and 20 units for the SAM systems. The minimum number of units per order is subject to change if STS manufacturers require different quantities to maintain present pricing levels.

     6. Bridgetech will pay to STS cash in the amount of $50,000, payable as follows: $20,000 at the time of execution of the non-exclusive distribution agreement, $20,000 on or before February 15, 2006 and $10,000 on or before March 1,2006, The foregoing sum shall be in consideration of STS' entering into the non-exclusive distribution agreement and shall not be credited against inventory purchases of Bridgetech. In addition, Bridgetech will deliver to STS a Promissory
          Note in the amount of $237,620.00 (representing the balance of the amount that was due under the Exclusive Distributor Agreement as of December 31, 2005). The note shall be for a term of one year and shall bear interest at 10% per annum. The note will secure Bridgetech's orders of additional inventory and payments made by Bridgetech for inventory over the term of the note will be deducted from first the interest and than the principal amount of the note. If at the end of the term of the note, Bridgetech has not put forth and paid purchase orders equal to the accrued interest and principal remaining on the note, the balance shall be immediately due and payable. This will allow Bridgetech to catch up on its past due obligations as it builds its business over time. STS will agree not to exercise its rights under the note until the earlier of: (i) a breach by Bridgetech of its obligations under the non-exclusive agreement (ii) the termination or expiration of the non-exclusive agreement or (iii) the first anniversary of the date of the note, (any remaining principal balance and accrued and unpaid interest would be paid at that time).

     7. Bridgetech will covenant to maintain staffing, marketing and promotional efforts (including the HIMSS show) at all times throughout the term of the non-exclusive agreement and not to distribute any other competing products or systems.


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